UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2021
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.
On February 26, 2021, BellRing Brands, LLC (“BellRing LLC”), a subsidiary of Post Holdings, Inc. (“Post”) and of Post’s subsidiary BellRing Brands, Inc. (“BellRing Inc.), entered into an Amendment No. 2 to Credit Agreement (the “Amendment”) by and among BellRing LLC, Credit Suisse AG, Cayman Islands Branch, as administrative agent, each lender party thereto designated as a “2021 Refinancing Term Lender” (as defined in the Amendment), each Revolving Credit Lender (as defined in the Credit Agreement referred to below), and each of BellRing LLC’s subsidiary guarantors.
The Amendment amends the Credit Agreement (as previously amended, the “Credit Agreement”) dated as of October 21, 2019 by and among BellRing LLC, certain lenders, Credit Suisse Loan Funding LLC, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Citibank, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners, BMO Capital Markets Corp., Coöperatieve Rabobank U.A., New York Branch, Nomura Securities International, Inc., Truist Securities, Inc. (successor to SunTrust Robinson Humphrey, Inc.), UBS Securities LLC and Wells Fargo Securities, LLC, as co-managers, and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders.
The Amendment provides for the refinancing of BellRing LLC’s existing term loan under the Credit Agreement (the “Term Loan”) on substantially the same terms as currently in effect, except as described below. The Amendment:
•reduces the interest rate margin for the Term Loan by 100 basis points, resulting in (A) for Eurodollar Rate Loans (as defined in the Credit Agreement), an interest rate of the Eurodollar Rate (as defined in the Credit Agreement) plus a margin of 4.00% and (B) for Base Rate Loans (as defined in the Credit Agreement), an interest rate of the Base Rate (as defined in the Credit Agreement) plus a margin of 3.00%;
•with respect to the Term Loan, reduces the floor for the Eurodollar Rate from 1.00% to 0.75%;
•modifies the Credit Agreement to address the anticipated unavailability of LIBOR (used in the determination of the Eurodollar Rate under the Credit Agreement) as a reference interest rate; and
•provides that if on or before August 26, 2021 either (i) the Term Loan is prepaid in whole or in part using the proceeds of new or replacement debt with a lower effective interest rate, or (ii) the Credit Agreement is amended to reduce the effective interest rate applicable to the Term Loan, BellRing LLC must pay a 1% premium on the amount repaid or subject to the interest rate reduction.
The maturity date for the Term Loan and for BellRing LLC’s revolving credit facility under the Credit Agreement remains October 21, 2024, and all other material provisions of the Credit Agreement remain unchanged. After giving effect to the Amendment, the principal amount outstanding under the Term Loan remained at $636.2 million, and the aggregate principal amount that BellRing LLC may draw under the revolving credit facility remained at $200.0 million.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto. The representations and warranties contained in the Amendment were made only for purposes of the Amendment and as of the dates specified therein; were solely for the benefit of the parties to the Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company, BellRing Inc., BellRing LLC or their respective subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by this reference.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Amendment No. 2 to Credit Agreement, dated as of February 26, 2021, by and among BellRing Brands, LLC, the institutions party thereto as 2021 Refinancing Term Lenders, each Revolving Credit Lender, Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the subsidiary guarantors of BellRing Brands, LLC

104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2021	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

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